Exhibit 24

LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

KNOW ALL MEN BY THESE PRESENTS:

That I, Jennifer Rogerson, hereby appoint each of Amy Nordin, Laura Taylor and Jesse B. Debban as my attorneys in fact to: (1) execute for and on my behalf, in my capacity as an officer or director or both of Cyanotech Corporation (the “Company”) and as a beneficial owner of securities of the Company while also serving as an officer or director or both, all Forms 3, Forms 4 and Forms 5 (and any amendments thereto), in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder: (2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Forms 3, Forms 4 and Forms 5, complete and execute any amendments thereto, and timely file such forms with the United States Securities and Exchange Commission and any securities exchange or similar authority; and (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney in fact on my behalf pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact’s discretion.

I hereby acknowledge that the foregoing attorneys in fact, in serving in such capacity at the request and on the behalf of me, are not assuming, nor is the Company assuming, any of my responsibilities to comply with, or any liability for the failure to comply with, any provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys in fact.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed this 21 day of August, 2024.

By: /s/Jennifer Rogerson Date: August 21, 2024

STATE OF California COUNTY OF San Bernardino	) ) SS. )

On August 21, 2024, before me, Rosary Soriano, Notary Public, personally appeared Jennifer Rogerson, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument, and who executed the foregoing Power of Attorney, and acknowledged that she executed it as her free act and deed.

/s/Rosary Soriano Print name: Rosary Soriano Notary Public, State of California My Commission expires: February 2, 2028